UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S.Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2021, CytoDyn Inc., a Delaware corporation (the “Company”), entered into an employment agreement with Antonio Migliarese (the “Employment Agreement”), under which he will continue to be employed as our Chief Financial Officer on an at-will basis. The Employment Agreement is effective as of May 18, 2021, the date of Mr. Migliarese’s promotion. The Employment Agreement includes the following terms regarding his compensation:

•	an annual base salary in an amount approved by the Compensation Committee, currently $415,000;

•	Eligibility to participate in our short- and long-term incentive plans in which other executive officers may participate, with a target annual bonus equal to 50% of his base salary; and

•	other customary benefits for which he is qualified as an executive officer of the Company.

Mr. Migliarese is also entitled to severance benefits under the Employment Agreement as follows:

•

if Mr. Migliarese’s employment is terminated by the Company without cause in the absence of a change in control of the Company, cash severance in an amount equal to 12 months of his annual base salary when the termination occurs, payable in a lump sum equal to 3 months of his base salary on the 60th day following termination, with the remainder paid in installments corresponding to the Company’s regular payroll schedule; or

•

if the Company experiences a change in control during Mr. Migliarese’s employment and, during the 12 months following the change in control the Company terminates his employment without cause or he resigns for good reason, cash severance in an amount equal to 18 months of his annual base salary in effect when his termination occurs, in a lump sum payment.

In addition, all equity awards previously granted to Mr. Migliarese under the Company’s Amended and Restated 2012 Equity Incentive Plan as of the date of the Employment Agreement will become vested in full upon termination of his employment under the circumstances described above unless the award agreement specifically provides otherwise.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: October 6, 2021	By	/s/ Antonio Migliarese
Antonio Migliarese Chief Financial Officer